Exhibit 10.2

EARLY DISCOUNT ADDENDUM

This addendum is made as of December 26th 2024 (the “Addendum”) to the Business Loan and Security Agreement between Maximcash Solutions LLC (the “Lender”) and Nature’s Miracle Holding, Inc et/al see addendum the “Borrower”) dated December 26th 2024 (the “Agreement”).

Lender and Borrower are sometimes referred to herein collectively as the “Parties” and each as a “Party.”

Whereas, the Parties desire to add certain terms to the Agreement.

In consideration of the above promises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound,do hereby agree and add terms to the Agreement as follows:

Notwithstanding the prepayment terms set forth in Section 9 of the Agreement, the Total Repayment Amount shall be defined as: $349,875.00 if Borrower delivers the Total Repayment Amount within 90 calendar days of the Disbursement Amount being paid by Lender. If the Total Repayment Amount reduced and paid pursuant to this Addendum, the prepayment discount set forth in Section 9 of the Agreement shall not apply.

Notwithstanding the above, if there has been an Event of Default under the Agreement, Borrower the reduction of the Total Repayment Amount set forth herein shall not apply.

IN WITNESS WHEREOF, each of the undersigned has executed, or has caused to be executed, this Addendum as of the date first written above.

[Signatures Begin on Following Page]

Guarantor:		Borrower:

Nature’s Miracle Holding, Inc		Nature’s Miracle Holding, Inc

/s/ Tie Li	12/30/2024	/s/ Tie Li	12/30/2024
Signature	Date	Signature	Date

Tie Li		Tie Li
Printed Name		Printed Name

CEO		CEO
Title		Title

Lender

MAXIMCASH solutions

/s/ Stephen P Cherner	12/30/2024
Signature	Date

Stephen P Cherner
Printed Name

Ceo
Title